UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 2.02     Results of Operations and Financial Condition.

On May 14, 2020, Covetrus, Inc. (the “Company”) issued a press release announcing its operating results for the first quarter ended March 31, 2020. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or of the Securities Act of 1933, as amended.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2020, the Company announced that Matthew Foulston will become the Company’s global chief financial officer, effective June 1, 2020. The terms of Mr. Foulston’s employment with the Company will be filed by amendment to this form 8-K following commencement of his employment.

Mr. Foulston, age 56, most recently served as the Executive Vice President and Chief Financial Officer of Treehouse Foods, a leading manufacturer and distributor of private label packaged food and beverages, from 2016 through 2019. He previously served as the Chief Financial Officer of Compass Minerals, a specialty minerals organization, from 2014 to 2016. Mr. Foulston received his BSc from Loughborough University, Leicestershire, UK.

Also on May 14, 2020, the Company announced that Matthew Malenfant will become the Company’s President, Customer Operations, North America effective May 18, 2020.

Mr. Malenfant, age 58, most recently served as the Executive Chairman of DWK Life Sciences, LLC, a manufacturer of precision glassware, laboratory consumables, pharmaceutical packaging and specialty life science products, from 2019 to 2020. From 2018 through the present, Mr. Malenfant served as the Principal of Malenfant Consulting, LLC., a leadership coaching and organizational design company. He previously served as the Chief Executive Officer of Saxco International, LLC, a packaging distributor for the spirits, wine and beer industries, from 2012 through 2017. Mr. Malenfant received his Master's from Merck University and his BA/BS from Arizona State University.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)The Company held its annual meeting of shareholders on Wednesday, May 13, 2020 in a virtual only format (the “2020 Annual Meeting”). Set forth below are the final voting results on each matter submitted to a vote of shareholders at the 2020 Annual Meeting. Each proposal is described in more detail in the Company’s proxy statement for the 2020 Annual Meeting (the “2020 Proxy Statement”), dated April 3, 2020.

(b)The final voting results of the 2020 Annual Meeting were as follows:

Proposal 1 - Election of Directors

Sandra Helton, Benjamin Wolin, and Sharon Wienbar were elected as Class I Directors for terms expiring at the Company’s 2022 annual meeting of shareholders. The vote with respect to each nominee is set forth below:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Sandra Helton	73,104,329	0	13,956,853	16,629,860
Benjamin Wolin	77,494,878	0	9,566,304	16,629,860
Sharon Wienbar	77,259,750	0	9,801,432	16,629,860

Proposal 2 - Ratification of the Selection of BDO USA, LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

The shareholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 by a vote of 103,591,996 shares for and 77,649 shares against, with 21,397 shares abstaining.

Proposal 3 - Non-Binding, Advisory Vote to Approve the 2019 Compensation Paid to the Company's Named Executive Officers

The shareholders approved, on a non-binding advisory basis, the 2019 compensation paid to the Company’s named executive officers, as disclosed in the 2020 Proxy Statement, by a vote of 50,244,347 shares for and 32,471,345 shares against, with 4,345,490 shares abstaining and 16,629,860 broker non-votes.

Proposal 4 - Non-binding Advisory Vote to Approve the Frequency of Future Shareholder Advisory Votes on Executive Compensation

The shareholders approved, on a non-binding advisory basis, that the frequency of future shareholder advisory votes on executive compensation shall occur every year, by a vote of 86,406,353 shares for every one year, 20,940 shares for every two years, 583,319 shares for every three years, with 50,570 shares abstaining and 16,629,860 broker non-votes.

Item 9.01     Financial Statements and Exhibits

Exhibit No.     Description

99.1	Press Release of Covetrus, Inc. Announcing First Quarter 2020 Financial Results dated May 14, 2020

99.2	Press Release of Covetrus, Inc. Announcing New Members to its Senior Leadership Team dated May 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

Date:	May 14, 2020	By:	/s/ Stuart B. Gleichenhaus
		Name:	Stuart B. Gleichenhaus
		Title:	Interim Chief Financial Officer (Principal Financial Officer)